Exhibit 99.1

AITX's RAD and Taylor Police Department Launch Community Safety Pilot
Using RADCam Enterprise and SARA

Collaboration Aims to Measure AI-Driven Crime Deterrence and Real-Time Incident
Response

Detroit, Michigan, October 28, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has partnered with the Taylor, Michigan Police Department to launch a community safety initiative utilizing RADCam™ Enterprise. The pilot program will evaluate how RADCam Enterprise's AI-enabled interactive capabilities can help deter crime and enhance community safety across local businesses.

RADCam
AITX
Artificial Intelligence Technology Solutions Inc.
TAYLOR
MADE FOR YOU
ENTERPRISE
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES

This initiative marks the next step in Taylor PD's collaboration with RAD, following the Department's 2024 pilot involvement with the first and evolving RADDOG quadruped robot for law enforcement use. The RADCam Enterprise pilot will focus on real-world performance in reducing nuisance crimes, improving situational awareness, and supporting officers with timely information and communication tools. Initial deployments will begin with ten businesses, expanding to one hundred as data is collected and analyzed for future replication across other communities.

At the center of this initiative is SARA™ (Speaking Autonomous Responsive Agent), the Company's multiple award-winning agentic AI platform, which powers RADCam Enterprise. SARA enables the cameras to communicate directly with individuals, provide real-time notifications, and deliver autonomous voice-down messages to deter unwanted activity. The system can instantly alert officers when assistance is needed, bridging the gap between detection and response while reducing the burden on human monitoring resources.

An Example of RADCam Enterprise in Action

When a property is armed for the evening, RADCam Enterprise continuously monitors for motion and activity. If movement is detected near a vehicle or structure, the system issues a verbal warning advising the individual to leave the premises immediately or law enforcement will be contacted. The suspect's behavior determines the next step. If the individual departs, RADCam records the encounter and preserves video and audio evidence. If the individual remains, SARA automatically places a phone call to the Taylor Police Department, providing real-time details such as the location, description, visible objects or weapons, and current behavior. Officers can then interact with SARA to request additional information or a transcript of the event, ensuring rapid, informed response.

"We're proud to see our technology supporting law enforcement and helping communities become safer," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "This partnership with Taylor PD demonstrates how RADCam Enterprise can deliver measurable results, improve response times, and strengthen collaboration between local businesses and police. We are looking forward to success here, followed by significant expansion throughout the country. We thank the City of Taylor and the Taylor Police Department for leading the way in community law enforcement."

RADCam Enterprise was introduced on September 15, 2025, as the world's first speaking, AI-powered talking camera designed for commercial and enterprise applications. The system integrates seamlessly with leading video management systems (VMS) and supports SARA's autonomous engagement features, giving businesses and law enforcement new tools to proactively address security challenges.

"We're always exploring new ways to strengthen public safety and enhance our connection with the community," said Lt. Jeff Adamisin of the Taylor Police Department. "This pilot allows us to evaluate how RADCam Enterprise can improve visibility across incidents, expand officer response, and help reduce incidents before they escalate. Our goal is to leverage technology that truly makes a difference for the people we serve."

"We see this as the beginning of something much larger," added Reinharz. "Communities everywhere are searching for effective, affordable ways to strengthen safety without adding personnel or infrastructure. I anticipate that what we learn in Taylor will serve as the blueprint for future partnerships with police departments and municipalities across the country."

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/